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                                  EXHIBIT 11.1

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                                  EXHIBIT 11.1
                           D.I.Y. HOME WAREHOUSE, INC.


                                    FORM 10-K
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                            Three Months Ended                  Fiscal Year Ended
                                       December 28,      December 30,      December 28,     December 30,
                                          1996             1995(1)            1996             1995(1)
                                       ----------        ----------        ----------        ----------
                                               (Unaudited)
                                               -----------
Income applicable to common shares     $  676,831        $   22,930        $3,785,186        $3,109,843
                                       ==========        ==========        ==========        ==========

Weighted average common shares
   outstanding for the period           7,630,685         7,625,000         7,626,702         7,625,000
Dilutive effect of exercise of stock
   options                                      -                 -                 -                 -
                                       ----------        ----------        ----------        ----------

Weighted average common shares,
   assuming issuance of the above
   securities                           7,630,685         7,625,000         7,626,702         7,625,000
                                       ==========        ==========        ==========        ==========

Earnings per common share:

          Primary                      $     0.09        $     0.00        $     0.50        $     0.41

          Fully diluted                $      .09        $      .00        $      .50        $      .41


(1) Effective December 31, 1995, the Company changed its method of accounting for merchandise inventories from the last in, first out
         (LIFO) method to the first in, first out (FIFO) method. As required by generally accepted accounting principles, the Company has retroactively adjusted prior years' financial statements for this change.